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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES

1.       Vans Far East Limited, a Hong Kong company
2.       Vans Footwear Limited, a United Kingdom company
3.       Vans Holland B.V., a Dutch corporation
4.       Vans Latinoamericana (Mexico), S.A. de C.V., a Mexican corporation
5.       Vans Brazil S.A., a Brazilian corporation
6.       Vans Uruguay S.A., a Uruguay corporation
7.       Vans Latin American, Inc., a Bahamas corporation
8.       Vans Footwear International, Inc., a California corporation
9.       Vans International, Inc., a Virgin Islands corporation
10.      Vans Argentina S.A., an Argentina corporation
11.      Vans, Inc. Limited, a United Kingdom company
12.      Switch Manufacturing, a California corporation
13.      High Cascade Snowboard Camp, a California corporation
14.      Vans.com, a Delaware limited liability company
15.      VASH, LLC, a Delaware limited liability company
16.      Van Pac, LLC, a Delaware limited liability company
17.      Vans Holland BV, A Dutch corporation
18.      CTB Acquisition Co., a California corporation